Exhibit 23.2


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We  hereby   consent  to  the   incorporation   by  reference  in  this
Registration Statement on Form S-8 of Union National Bancorp, Inc. (the "Company") of our report dated January 14, 1998, except for Note 20, as to which the date is January 27, 1998, on the 1997 consolidated financial statements of the Company, which appears on page 27 of the 1997 Annual Report to Stockholders of the Company that is included in the Company's annual report on form 10-K for the year ended December 31, 1997.


                                             KELLER BRUNER & COMPANY, L.L.C.


                                             /s/ Keller Bruner & Company, L.L.C.


Frederick, Maryland
July 6, 1998


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